Exhibit 8.1

Vedanta Limited

Subsidiaries of Vedanta Limited

S. No	Name of the Company	Country of Incorporation
1	Copper Mines of Tasmania Pty Limited (“CMT”)	Australia
2	Thalanga Copper Mines Pty Limited (“TCM”)	Australia
3	Monte Cello B.V. (“MCBV”)	Netherland
4	Bharat Aluminium Company Limited (“BALCO”)	India
5	Talwandi Sabo Power Limited (“TSPL”)	India
6	Sterlite (USA) Inc.	USA
7	Hindustan Zinc Limited (“HZL”)	India
8	Fujairah Gold FZC(4)	UAE
9	THL Zinc Ventures Ltd	Mauritius
10	THL Zinc Ltd	Mauritius
11	THL Zinc Holding B.V.	Netherland
12	THL Zinc Namibia Holdings (Proprietary) Limited (“VNHL”)	Namibia
13	Skorpion Zinc (Proprietary) Limited	Namibia
14	Skorpion Mining Company (Proprietary) Limited	Namibia
15	Namzinc (Proprietary) Limited	Namibia
16	Amica Guesthouse (Proprietary) Limited	Namibia
17	Rosh Pinah Healthcare (Proprietary) Limited	Namibia
18	Black Mountain Mining (Proprietary) Limited (“BMM”)	South Africa
19	Vedanta Lisheen Holdings Limited	Ireland
20	Vedanta Lisheen Mining Limited	Ireland
21	Killoran Lisheen Mining Limited	Ireland
22	Lisheen Milling Limited	Ireland
23	Killoran Lisheen Finance Limited	Ireland
24	Vedanta Exploration Ireland Limited	Ireland
25	Sterlite Ports Limited	India
26	Vizag General Cargo Berth Private Limited	India
27	Paradip Multi Cargo Berth Private Limited	India
28	Maritime Ventures Private Limited	India
29	Lakomasko B.V.	Netherland
30	Malco Energy Limited (“MEL”)	India
31	Sesa Resources Limited (“SRL”)	India
32	Sesa Mining Corporation Limited	India
33	Goa Sea Ports Private Limited(5)	India
34	Western Cluster Limited	Liberia
35	Twin Star Mauritius Holdings Limited (“TMHL”)(1)	Mauritius
36	Twin Star Energy Holdings Limited (“TEHL”)(1)	Mauritius
37	Bloom Fountain Limited	Mauritius
38	Cairn India Holdings Limited(6)	Jersey
39	Cairn Energy Hydrocarbons Limited	Scotland(2)
40	Cairn Exploration (No. 2) Limited	Scotland
41	Cairn Energy Gujarat Block 1 Limited	Scotland
42	Cairn Energy Discovery Limited	Scotland
43	Cairn Energy India Pty Limited	Australia
44	CIG Mauritius Holdings Private Limited	Mauritius
45	CIG Mauritius Private Limited	Mauritius
46	Cairn Lanka Private Limited	Sri Lanka
47	Cairn South Africa Pty Limited	South Africa
48	Sesa Sterlite Mauritius Holdings Limited(1)	Mauritius
49	Avanstrate (Japan) Inc. (‘ASI’)(3)	Japan
50	Avanstrate Korea(3)	South Korea
51	Avanstrate Taiwan(3)	Taiwan

(1)	Under liquidation
(2)	Principal place of business is in India
(3)	Purchased during the current year
(4)	Pursuant to transfer of holding in Fujairah Gold from TCM and CMT to MEL in July 2016
(5)	Goa Sea Port Private Limited incorporated on July 5, 2016 as a 100% subsidiary of Sterlite Ports Limited (SPL)
(6)	Cairn India Limited merged with Vedanta Limited. Post merger Cairn India Holdings Limited became direct subsidiary of Vedanta Limited
(7)	The Group also has interest in certain trusts which are neither significant nor material to the Group.
(8)	Subsequent to the balance sheet date, Vedanta Star Limited, a 100% subsidiary of Vedanta Limited was incorporated on April 23, 2018.